                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):    July 1, 1997





                                KERR GROUP, INC.
                                ----------------

               (Exact name of registrant as specified in charter)


    Delaware                        1-7272                       95-0898810
---------------                 ----------------             -------------------
(State or other                 (Commission File               (IRS Employer
jurisdiction of                     Number)                  Identification No.)
incorporation)



500 New Holland Avenue, Lancaster, PA                         17602
----------------------------------------                    ----------
(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code:   (717) 299-6511
                                                      --------------





                                 Not Applicable
          (Former name or former address, if changed from last report)



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Item 5.  Other Events

          (a) On July 1, 1997, Kerr Group, Inc. (the "Company") executed an Agreement and Plan of Merger (the "Merger Agreement") with Fremont Acquisition Company, LLC, a Delaware limited liability company ("Parent"), and Kerr Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), pursuant to which, subject to the terms and conditions of the Merger Agreement, (i) Purchaser will commence a tender offer (the "Offer") for all of the outstanding shares of the common stock, par value $0.50 per share, of the Company (the "Common Stock"), at a price of $5.40 per share in cash (net to the seller) and for all the outstanding shares of $1.70 Class B Cumulative Convertible Preferred Stock, Series D, par value $0.50 per share, of the Company (the "Series D Stock" and, together with the Common Stock, the "Shares") at a price of $12.50 per share in cash (net to the seller) and (ii) following consummation of the Offer, Purchaser will merge with and into the Company (the "Merger"), pursuant to which each share of Common Stock will be converted into the right to receive $5.40 per share in cash and each share of Series D Stock will be converted into the right to receive $12.50 per share in cash. In connection with the execution of the Merger Agreement, (i) the Company has granted Parent an option ("Option") to acquire 19.9% newly-issued shares of the Common Stock, at a purchase price of $5.40 per share, which Option is exercisable only under certain circumstances described in the Option Agreement, dated July 1, 1997 (the "Option Agreement"), between the Company and Parent, and
(ii) Fremont Partners, L.P., a Delaware limited partnership, has guaranteed (the "Guarantee") the obligations of the Parent and the Purchaser under the Merger Agreement. The description of the Merger Agreement, the Option Agreement and the Guarantee contained herein are qualified in their entirety by reference to the Merger Agreement, the Option Agreement and Guarantee, respectively, which are attached hereto as Exhibits 2.1, 2.2 and 2.3, respectively, and are incorporated herein by reference.

          On July 1, 1997, Parent and the Company issued a joint press release relating to the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

          (b) As of July 1, 1997, the Company and BankBoston, N.A. (formerly the First National Bank of Boston) (the "Rights Agent") executed Amendment No. 1 ("Amendment No. 1") to a Rights Agreement, dated as of July 25, 1995, between the Company and the Rights Agent (the "Rights Agreement"). Amendment No. 1 relates to changes in the Rights Agreement required as a result of the execution of the Merger Agreement and the transactions contemplated thereby. The description of Amendment No. 1 contained herein is qualified in its entirety by reference to Amendment No. 1, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

         (a)  Financial Statements of businesses acquired:

                  None.





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         (b)  Pro Forma financial information:

                  None.

         (c)  Exhibits:

                  2.1 Agreement and Plan of Merger, dated as of July 1, 1997, by and among Fremont Acquisition Company, LLC, a Delaware limited liability company ("Parent"), Kerr Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent, and Kerr Group, Inc., a Delaware corporation (the "Company").

                  2.2 Option Agreement, dated as of July 1, 1997, between Fremont Acquisition Company, LLC and Kerr Group, Inc.

                  2.3 Guarantee, dated as of July 1, 1997, between Kerr Group, Inc. and Fremont Partners L.P.

                  4.1 Amendment No. 1 to Rights Agreement, dated as of July 1, 1997, between the Company and BankBoston, N.A..

                  99.1 Joint Press Release of Parent and the Company dated July 1, 1997.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        KERR GROUP, INC.



                                        By:/s/ D. Gordon Strickland
                                           -------------------------------------
                                            Name:  D. Gordon Strickland
                                            Title: President and CEO


Dated: July 1, 1997





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                                  EXHIBIT INDEX

Exhibit
-------

          2.1 Agreement and Plan of Merger, dated as of July 1, 1997, by and among Fremont Acquisition Company, LLC, a Delaware limited liability company ("Parent"), Kerr Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent, and Kerr Group, Inc., a Delaware corporation (the "Company").*

          2.2    Option  Agreement, dated   as of July 1, 1997,  between Fremont
                 Acquisition Company, LLC and Kerr Group, Inc.

          2.3 Guarantee, dated as of July 1, 1997, between Kerr Group, Inc. and Fremont Partners, L.P.

          4.1 Amendment No. 1 to Rights Agreement, dated as of July 1, 1997, between the Company and BankBoston, N.A..

          99.1   Joint  Press Release  of Parent and  the Company  dated July 1,
                 1997.




          ______________________________________________________________________
          * The Registrant hereby agrees to furnish supplementally a copy of any omitted schedules to this Agreement to the Securities and Exchange Commission upon its request.



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